CURRENT REPORT FOR ISSUERS SUBJECT TO THE
                         1934 ACT REPORTING REQUIREMENTS

                                    FORM 8-K

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                 CURRENT REPORT

         Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                                  June 24, 2004
                                 Date of Report
                        (Date of Earliest Event Reported)

                                AxM PHARMA, inc.
             (Exact name of registrant as specified in its charter)

        Nevada                                                  75-2853946
(State or other jurisdiction    (Commission File Number)    (IRS Employer
 of incorporation)                                           Identification No.)
                      3960 Howard Hughes Parkway, Suite 500
                               Las Vegas, NV 89109
               (Address of principal executive offices (zip code))

                                 (702) 990-3659
                              (702) 990-3501 (fax)
              (Registrant's telephone number, including area code)


ITEM 5.  OTHER EVENTS

AXM Pharma, Inc. completed a private equity financing of $3,042,500 on June 24, 2004, with 11 accredited investors. Net proceeds from the offering after estimated costs and expenses, including fees of the placement agent, are approximately $2,773,800. We issued 30.425 shares of our Series C Preferred Stock, $.001 par value per share, at a price per share of $100,000 and Common Stock Purchase Warrants (the "Warrants") in an amount equal to 50% of the number of common shares underlying the Preferred Stock based on the Fixed Conversion Price of $4.25 per share (the "Fixed Conversion Price"), each of which entitles the holder to purchase one share of our common stock, $.001 par value, for a period of three years from the date of issuance at a price of $5.50 per share. Each share of the Preferred Stock is convertible into a number of fully paid and nonassessable shares of our Common Stock equal to the quotient of (i) the Stated Value ($100,000 per share) of the shares of Preferred Stock being converted divided by (ii) the Fixed Conversion Price, subject to adjustment for certain occurrences. In addition to its fees and expenses, the placement agent, or its assigns, received a three-year warrant to purchase up to 3 shares (convertible into 71,587 common shares at a price of $4.25 per share) of the Company's Series C Preferred Stock at a price of $100,000 per share and up to 35,793 Warrants on a pro-rata basis to the number of shares of Preferred Stock purchased upon exercise. We are obligated to file a registration statement within 90 days of the closing covering the shares of common stock issuable upon conversion of the Preferred Stock and exercise of the Warrants.

The private equity financing described herein was made pursuant to the exemption from the registration provisions of the Securities Act of 1933, as amended (the "Act"), provided by Section 4(2) of the Act and Rule 506 of Regulation D promulgated thereunder. The securities issued have not been registered under the Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS


(c) EXHIBITS

10.1 Form of Securities Purchase Agreement, dated June 24, 2004, by and between the Company and each of the Purchasers thereto.
10.2 Form of Registration Rights Agreement, dated June 24, 2004, by and between the Company and each of the Purchasers thereto.
10.3     Form of Common Stock Purchase Warrant dated June 24, 2004.
10.4 Form of Certificate of Designation of Rights and Preferences of Series C Preferred Stock.
99.1 Press Release dated June 24, 2004, relating to the financing described herein.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.


AXM PHARMA, INC.

By:  /s/ Chet Howard
     ---------------------------
         Chet Howard
         Chief Financial Officer